EXHIBIT (j) 1

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 8, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Shareholders of Phoenix Edge Series Fund, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" and "Independent Accountants and Reports to Shareholders" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
April 25, 2002